UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2023

Tracon Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36818	34-2037594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 800
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 550-0780

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On April 28, 2023, the loan and security agreement, dated as of September 2, 2022 and amended as of December 22, 2022, March 31, 2023 and April 15, 2023 (the “RGC Loan Agreement”), by and among TRACON Pharmaceuticals, Inc. (the “Company”), each party to the RGC Loan Agreement from time to time a borrower thereunder, the lenders from time to time a party thereto and Runway Growth Finance Corp., as administrative agent and collateral agent for the lenders (“Lender”), terminated automatically in accordance with its terms. The Company continues to be bound by certain terms under the RGC Loan Agreement that customarily survive the termination of similar agreements, including, without limitation, certain indemnification and confidentiality obligations.

The RGC Loan Agreement provided, among other things, that (i) on or before April 28, 2023, if the Company has raised at least $25.0 million in net cash proceeds from certain equity or debt transactions prior to making such request, Lender may, in its sole and absolute discretion, allow or deny loaning to the Company an aggregate principal amount of $10.0 million, with the full amount funded in a single disbursement and (ii) if the loan described in clause (i) above was not made by April 28, 2023, the maturity date would be April 28, 2023, the RGC Loan Agreement would terminate on that date, and the Company would not be obligated to pay the prepayment fee described in the RGC Loan Agreement but the final payment fee described in the RGC Loan Agreement would become immediately due and payable. The Company did not request the loan described in clause (i) above and the RGC Loan Agreement terminated. As of April 28, 2023, the Company had no amounts due or owed under the RGC Loan Agreement for any borrowed amounts; however, the Company is still obligated to pay final payment fee described in the RGC Loan Agreement of $425,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Date:	May 4, 2023	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D. President and Chief Executive Officer